Exhibit 15

August 6, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 6, 2008 on our review of interim financial information of Apollo Investment Corporation for the three month periods ended June 30, 2008 and June 30, 2007 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008 is incorporated by reference in its Registration Statement on N-2 dated September 10, 2007.

Very truly yours,

PricewaterhouseCoopers LLP